EXHIBIT 24.1
DIRECTORS’ POWER OF ATTORNEY
     NOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Greene County Bancshares, Inc., a Tennessee corporation (the “Corporation”), which is planning to file with the United States Securities and Exchange Commission (the “SEC”) under the provisions of the Securities Act of 1933, as amended (the “Act”), a registration statement on Form S-4 (the “Registration Statement”) for the issuance of common stock in connection with a proposed merger with Civitas BankGroup, Inc., hereby constitutes and appoints appoint .R. Stan Puckett and James E. Adams, or either of them, the undersigned’s true and lawful agents and attorneys-in-fact.
     Said attorneys-in-fact and agents shall have full power to act for the undersigned and in the undersigned’s name, place, and stead in any and all capacities, to sign such Registration Statement and any and all amendments thereto (including pre-effective and post-effective amendments), with power where appropriate to affix the corporate seal of the Corporation thereto and to attest such seal, and file such Registration Statement and each amendment (including pre-effective and post-effective amendments) so signed, with all exhibits thereto, and any and all documents in connection therewith, with the SEC, and to appear before the SEC in connection with any matter relating to such Registration Statement and to any and all amendments thereto (including pre-effective and post-effective amendments).
     Each of the undersigned hereby grants such attorneys-in-fact and agents full power and authority to do and perform any and all acts and things requisite and necessary to be done as he might or could do in person and hereby ratifies and confirms all that such attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the each of the undersigned has executed this Power of Attorney as of the 16th day of March, 2007.

/s/ Ronald E. Mayberry	/s/ Robin Haynes
Ronald E. Mayberry	Robin Haynes

/s/ Phil M. Bachman	/s/ Jerald K. Jaynes
Phil M. Bachman	Jerald K. Jaynes

/s/ Martha Bachman	/s/ Robert K. Leonard
Martha Bachman	Robert K. Leonard

/s/ Charles S. Brooks	/s/ Terry Leonard
Charles S. Brooks	Terry Leonard

/s/ Bruce Campbell	/s/ John Tolsma
Bruce Campbell	John Tolsma

/s/ W.T. Daniels	/s/ Charles H. Whitfield, Jr.
W.T. Daniels	Charles H. Whitfield, Jr.